UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2006

Playboy Enterprises, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611

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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 751-8000

Not applicable.

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2006, Playboy Entertainment Group, Inc. and Spice Hot Entertainment, Inc., each indirect, wholly owned subsidiaries of the Registrant (collectively, “Playboy”), entered into a satellite capacity lease with Transponder Encryption Services Corporation (“TESC”), a subsidiary of EchoStar Communications Corporation (“EchoStar”).

The agreement grants Playboy the right to transmit on a non-exclusive basis five of Playboy’s television networks in the United States through TESC to customers of EchoStar for a period ending on the third anniversary of the date Playboy commences transmission of the networks. Playboy currently provides Playboy TV and one additional channel through its existing agreement with TESC. Playboy anticipates that transmission of the new networks will commence by the middle of October 2006.

Under the terms of the agreement, Playboy will receive a contractual share of the revenues received by TESC from EchoStar’s residential customers who purchase the right to view any of the networks’ programming, subject to TESC receiving certain minimum revenue amounts from the networks.

The foregoing is a summary description of the terms of the agreement and by its nature is incomplete. For further information regarding the terms and conditions of the agreement, reference is made to the complete text of the agreement, which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 22, 2006	PLAYBOY ENTERPRISES, INC.

By:	/s/ Linda G. Havard

Linda G. Havard

Executive Vice President,

Finance and Operations, and

Chief Financial Officer